As filed with the Securities and Exchange Commission on August 14, 2006

Registration No. 333-36660

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FARGO ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1959505
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6533 Flying Cloud Drive
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED
FARGO ELECTRONICS, INC.
1998 STOCK OPTION AND GRANT PLAN
(Full title of the plan)

Gary R. Holland
Chief Executive Officer
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, MN 55344
(952) 941-9470
(Name, address and telephone number,
including area code, of agent for service)

With a copy to:
Bruce A Machmeier, Esq.
Oppenheimer Wolff & Donnelly LLP
Plaza VII Building
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7000

DEREGISTRATION OF SECURITIES

On May 10, 2000, Fargo Electronics, Inc., a Delaware corporation, filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-36660) (the “Registration Statement”) registering the sale of up to 1,500,000 shares of Common Stock, par value $0.01 per share, together with associated preferred stock purchase rights, pursuant to the Amended and Restated Fargo Electronics, Inc. 1998 Stock Option and Grant Plan.

Fargo Electronics, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any and all remaining unsold shares of Common Stock, par value $0.01 per share, covered by such Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 14, 2006.

FARGO ELECTRONICS, INC.

By:	/s/ Gary R. Holland
Gary R. Holland
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the registration statement has been signed on August 14, 2006 by the following persons in the capacities indicated.

/s/ GARY R. HOLLAND	/s/ DENIS R. HÉBERT
Gary R. Holland	Denis R. Hébert, Director
Director, President and Chief Executive Officer
(Principal Executive Officer)
/s/ JOSEPH J GRILLO
Joseph J Grillo, Director

/s/ PAUL W.B. STEPHENSON
Paul W.B. Stephenson	Mary Procyk, Director
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)	Jeffrey A. Mereschuk, Director